MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated August 31, 1998
                    to the Prospectus dated February 13, 1998


The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                           Aggregate                      Number of Shares
                           Principal Amount               of Common Stock
Name of Selling            of Notes Owned                 Issuable Upon
   Holder                  and That May be                Conversion of Notes
                           Sold                           That May be Sold

Sage Capital               $650,000                           19,809